Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88260, 333-88258, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474, 333-105341 and 333-124807) and Form S-3 (Nos. 333-141584 and 333-59402) of Orbital Sciences Corporation of our report dated February 22, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
February 22, 2008